AMENDED AND RESTATED

                         ARTICLES OF INCORPORATION

                                    OF

                          PACA INVESTMENTS, INC.



     The undersigned President and Secretary of PACA INVESTMENTS, INC. does hereby certify:

     That  the  Board of Directors of said Corporation, at a  meeting  duly convened  and held on the  9th day of November, 1999, adopted a  resolution to amend and restate the original Articles as follows:

Article I - NAME

The exact name of this corporation is:

                      NAVITEC GROUP, INC.

Article II - REGISTERED OFFICE AND RESIDENT AGENT

          The  registered  office and place of business  in  the  State  of

Nevada of this corporation shall be located at 1850 E. Flamingo Road, Suite

111,  Las  Vegas, Nevada 89119.  The resident agent of the  corporation  is

ANTHONY  N. DeMINT, whose address is 1850 E. Flamingo Road, Suite 111,  Las

Vegas, Nevada 89119.

Article III - DURATION

     The Corporation shall have perpetual existence.

Article IV - PURPOSES

     The  purpose,  object  and  nature of  the  business  for  which  this corporation is organized are:

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          (a)   To  engage  in any lawful activity, (b)  To carry  on  such business  as may be necessary, convenient, or desirable to  accomplish the  above  purposes,  and to do all other things  incidental  thereto which are not forbidden by law or by these Articles of Incorporation.

Article V - POWERS

     This  Corporation  is  formed pursuant to Chapter  78  of  the  Nevada

Revised  Statutes.   The powers of the Corporation shall  be  those  powers

granted  by  78.060 and 78.070 of the Nevada Revised Statutes  under  which this  corporation is formed.  In addition, the corporation shall  have  the following specific powers:

          (a)   To  elect or appoint officers and agents of the corporation and  to  fix  their  compensation; (b)  To act as  an  agent  for  any individual,  association,  partnership,  corporation  or  other  legal entity; (c)  To receive, acquire, hold, exercise rights arising out of the  ownership or possession thereof, sell, or otherwise  dispose  of,

     shares   or  other  interests  in,  or  obligations  of,  individuals,

     association,  partnerships,  corporations,  or  governments;  (d)   To

     receive,  acquire,  hold, pledge, transfer, or  otherwise  dispose  of shares  of  the  corporation, but such shares may only  be  purchased,

     directly or indirectly, out of earned surplus;  (e)  To make gifts  or contributions for the public welfare or for charitable, scientific  or educational purposes.

Article VI - CAPITAL STOCK

          Section 1.  Authorized Shares.  The total number of shares  which this corporation is authorized to issue is 25,000,000 shares of Common

     Stock of $.001 par value.

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          Section  2.  Voting Rights of Stockholders.  Each holder  of  the

     Common  Stock  shall be entitled to one vote for each share  of  stock standing in his name on the books of the corporation.

          Section 3.  Consideration for Shares.  The Common Stock shall  be issued for such consideration, as shall be fixed from time to time  by the  Board of Directors.  In the absence of fraud, the judgment of the

     Directors as to the value of any property or services received in full or  partial  payment for shares shall be conclusive.  When shares  are issued  upon  payment  of the consideration  fixed  by  the  Board  of

     Directors, such shares shall be taken to be fully paid stock and shall

     be  non-assessable.   The  Articles  shall  not  be  amended  in  this

     particular.

          Section 4.  Stock Rights and Options.  The corporation shall have the  power  to create and issue rights, warrants, or options entitling the holders thereof to purchase from the corporation any shares of its capital  stock of any class or classes, upon such terms and conditions and  at  such times and prices as the Board of Directors may  provide,

     which  terms and conditions shall be incorporated in an instrument  or instruments  evidencing such rights.  In the  absence  of  fraud,  the judgment of the Directors as to the adequacy of consideration for  the issuance  of such rights or options and the sufficiency thereof  shall be conclusive.

Article VII - MANAGEMENT

     For the management of the business, and for the conduct of the affairs of  the  corporation,  and  for  the  future  definition,  limitation,  and regulation  of  the  powers  of  the  corporation  and  its  directors  and stockholders, it is further provided:

          Section  1.  Size of Board.  The number of the Board of Directors shall  be one (1).  Such number may from time to time be increased  or decreased in such manner as prescribed by the Bylaws.  Directors  need not be stockholders.

          Section  2.   Powers  of  Board.   In  furtherance  and  not   in

     limitation of the powers conferred by the laws of the State of Nevada,

     the Board of Directors is expressly authorized and empowered:

          (a)   To make, alter, amend, and repeal the Bylaws subject to the power  of the stockholders to alter or repeal the Bylaws made  by  the

     Board of Directors;

          (b)   Subject to the applicable provisions of the Bylaws then  in effect,  to determine, from time to time, whether and to what  extent,

     and   at  what  times  and  places,  and  under  what  conditions  and regulations,  the  accounts and books of the corporation,  or  any  of them,  shall be open to stockholder inspection.  No stockholder  shall have  any right to inspect any of the accounts, books or documents  of the  corporation,  except  as  permitted  by  law,  unless  and  until authorized to do so by resolution of the Board of Directors or of  the stockholders of the Corporation;

          (c)    To  authorize  and  issue,  without  stockholder  consent,

     obligations  of  the  Corporation, secured and unsecured,  under  such terms  and  conditions  as  the Board, in  its  sole  discretion,  may determine, and to pledge or mortgage, as security therefore, any  real or  personal  property  of  the corporation, including  after-acquired property;

          (d)  To determine whether any and, if so, what part of the earned surplus  of  the  corporation  shall  be  paid  in  dividends  to  the stockholders, and to direct and determine other use and disposition of any such earned surplus;

          (e)   To fix, from time to time, the amount of the profits of the corporation to be reserved as working capital or for any other  lawful purpose;

          (f)   To establish bonus, profit-sharing, stock option, or  other types  of  incentive  compensation plans for the employees,  including officers  and directors, of the corporation, and to fix the amount  of profits  to be shared or distributed, and to determine the persons  to participate  in  any  such plans and the amount  of  their  respective participations.

          (g)   To  designate,  by resolution or resolutions  passed  by  a majority  of the whole Board, one or more committees, each  consisting of  two  or more directors, which, to the extent permitted by law  and authorized  by  the  resolution or the  Bylaws,  shall  have  and  may exercise the powers of the Board;

          (h)   To  provide  for  the reasonable compensation  of  its  own members by Bylaw, and to fix the terms and conditions upon which  such compensation will be paid;

          (i)  In addition to the powers and authority hereinbefore, or  by statute,  expressly  conferred upon it, the  Board  of  Directors  may exercise  all such powers and do all such acts and things  as  may  be exercised  or done by the corporation, subject, nevertheless,  to  the provisions  of the laws of the State of Nevada, of these  Articles  of

     Incorporation, and of the Bylaws of the corporation.

          Section  3.   Interested Directors.  No contract  or  transaction

     between  this  corporation and any of its directors, or  between  this corporation  and  any other corporation, firm, association,  or  other legal  entity  shall be invalidated by reason of  the  fact  that  the director  of  the  corporation  has a  direct  or  indirect  interest,

     pecuniary  or  otherwise, in such corporation, firm,  association,  or legal  entity, or because the interested director was present  at  the meeting of the Board of Directors which acted upon or in reference  to such  contract  or  transaction, or because he  participated  in  such action, provided that:  (1)  the interest of each such director  shall have been disclosed to or known by the Board and a disinterested majority of the Board shall have, nonetheless, ratified and approved such  contract or transaction (such interested director  or  directors may  be  counted  in determining whether a quorum is present  for  the meeting  at which such ratification or approval is given); or (2)  the conditions of N.R.S. 78.140 are met.

          Section 4.  Name and Address.  The name and post office addresses of  the  Board of Directors which consists of one (1) person  and  who shall hold office until his successors are duly elected and qualified,

     is as follows:

          NAME                     ADDRESS

     ANTHONY N. DeMINT             1850 E. Flamingo Rd #111
                                    Las Vegas, NV 89119


Article VIII - PLACE OF MEETING;  CORPORATE BOOKS

     Subject  to the laws of the State of Nevada, the stockholders and  the directors shall have power to hold their meetings, and the directors  shall have  power to have an office or offices and to maintain the books  of  the

Corporation  outside the State of Nevada, at such place or  places  as  may from time to time be designated in the Bylaws or by appropriate resolution.

Article IX - AMENDMENT OF ARTICLES

     The  provisions  of these Articles of Incorporation  may  be  amended,

altered  or  repealed from time to time to the extent  and  in  the  manner prescribed  by  the laws of the State of Nevada, and additional  provisions

authorized  by  such laws as are then in force may be  added.   All  rights

herein  conferred on the directors, officers and stockholders  are  granted subject to this reservation.

Article X - LIMITED LIABILITY OF OFFICERS AND DIRECTORS

     Except  as  hereinafter  provided, all  past,  current  and/or  future officers and directors of the corporation shall not be personally liable to the  corporation  or its stockholders for damages for breach  of  fiduciary duty as a director or officer.  This limitation on personal liability shall not apply to acts or omissions which involve intentional misconduct, fraud,

knowing  violation of law, or unlawful distributions prohibited  by  Nevada

Revised Statutes Section 78.300.

     To   date  no  shares  have  been  issued.   Therefore  there  are  no

outstanding shares to vote on this amendment.

     Dated: November 9, 1999
                               /s/ Anthony DeMint
                              ____________________________________
                              ANTHONY N. DeMINT, President

                              /s/ Anthony DeMint
                              _____________________________________
                              ANTHONY N. DeMINT, Secretary



STATE OF NEVADA )
                )  SS:
COUNTY OF CLARK)

     On November 9, 1999, personally appeared before me, a Notary Public, ANTHONY N. DeMINT, who is the President and Secretary of PACA INVESTMENTS, INC. and who acknowledged to me that he executed the above instrument on behalf of the Corporation.

                              /s/ Debra Amigone
                              _____________________________________
                              NOTARY PUBLIC